Exhibit 5.1

[LETTERHEAD OF RUTAN & TUCKER, LLP]

Rutan & Tucker, LLP

611 Anton Boulevard, 14th Floor

Costa Mesa, California 92626

August 13, 2009

Primoris Services Corporation

26000 Commercentre Drive

Lake Forest, California 92630

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Primoris Services Corporation, a Delaware corporation, f/k/a Rhapsody Acquisition Corp. (the “Company”), in connection with the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”), to which this opinion is an exhibit (the “S-3 Registration Statement”) with respect to:

(i)            the offer and sale of up to 450,000 units of the Company which are issuable upon the exercise of a unit purchase option (“UPO Units”);

(ii)           the offer and sale of up to 450,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), which shares are part of the UPO Units;

(iii)          the offer and sale of up to 450,000 warrants of the Company to purchase one share of Common Stock (“Warrant”), which Warrants are part of the  UPO Units;

(iv)          the offer and sale of up to 450,000 shares of Common Stock, which shares underlie the Warrants that are part of the UPO Unit;

(v)           the offer and sale of up to 4,705,956 shares of Common Stock, which shares underlie Warrants which were part of the 5,175,000 units offered by the Company in its initial public offering on October 10, 2006 (including 675,000 units subject to the underwriters’ over-allotment option), and 1,136,364 Warrants which were purchased by the Company’s initial stockholders and affiliates in a private sale held concurrently with the consummation of the Company’s initial public offering;

(vi)          the offer and sale by the persons and entities named in the Registration Statement of up to an aggregate of 1,685,268 outstanding shares of the Company’s Common Stock (the “Shares”); and

(vii)         the offer and sale by the persons and entities named in the Registration Statement of up 52,668 shares of the Company’s Common Stock issuable upon the achievement by the Company of certain financial milestones (the “2009 EBITDA Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the validity of the securities listed above.

Reference is made to that certain Legal Opinion of Graubard Miller (“Graubard”), dated as of June 2, 2006, and filed on such date with the Registration Statement on Form S-1 (File No. 333-134694) of the Company, whereby Graubard provided its opinion concerning whether the securities in items (i) — (v) above, are duly authorized, validly issued, fully paid and non-assessable.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

This opinion is limited to the Delaware General Corporation Law (“DGCL”), including the statutory provisions of the DGCL, all applicable provisions of the Constitution of the State of Delaware and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized, validly issued, fully paid and non-assessable, and when issued pursuant to the terms described in the Registration Statement, the 2009 EBITDA Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Respectfully submitted

/s/ RUTAN & TUCKER, LLP